EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated September 28, 2000, including in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-2555, 33-11449, 33-26930, 33-37310, 33-53180, 33-59090, 33-64961, 33-64965,
33-64967, 333-47151, 333-68579) and previously filed Registration Statements on Form S-3 (File Nos. 33-64980, 333-47105, 333-47111 and 333-90197).




Arthur Andersen LLP


San Juan, Puerto Rico
September 28, 2000